UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2005

EXELIXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30235	04-3257395
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Harbor Way

P.O. Box 511

South San Francisco, California 94083-0511

(Address of principal executive offices, including zip code)

(650) 837-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 9, 2005, Exelixis, Inc. (the “Company”) announced that it had achieved two milestones totaling $35 million under its amended Product Development and Commercialization Agreement (the “PDA”) with SmithKlineBeecham Corporation, which does business as GlaxoSmithKline. Under the PDA, GlaxoSmithKline is required to pay to the Company a $30 million milestone if the Company files Investigational New Drug Applications (“INDs”) for three out of four compounds (XL880, XL184, XL820 and XL844) prior to the end of 2005. This first milestone was triggered in April 2005 by the submission of an IND for XL844, the third of three INDs required by the PDA to achieve the $30 million milestone. The Company previously filed INDs for XL880 and XL820. In return for the $30 million milestone, GlaxoSmithKline will receive a $30 million credit and other reductions in future payments owed to the Company. The second milestone in the amount of $5 million was triggered in May 2005 by the submission of two new development compounds to GlaxoSmithKline. This second milestone is not creditable or subject to other reductions in future payments owed to the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELIXIS, INC.

Dated: May 9, 2005	By:	/s/ Christoph Pereira
Christoph Pereira
Vice President, Legal Affairs and Secretary